Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of this 17th of May, 2012 (the “Effective Date”), by and among Weatherford International Ltd., a Swiss joint-stock corporation (the “Company”), and the parties set forth on the signature page hereto (each, a “Shareholder” and collectively, the “Shareholders”).

RECITALS

WHEREAS, the Shareholders are acquiring Common Shares (defined below) pursuant to an Agreement dated the date hereof (the “Purchase Agreement”) between the Shareholders and the Company.

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to enter into this Agreement with the Shareholders to set forth the registration rights to be granted by the Company to the Shareholders, so as to induce the Shareholders to enter into the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein and in the Purchase Agreement, the parties mutually agree as follows:

AGREEMENT

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Agreement” has the meaning set forth in the preamble.

“Blackout Period” means a period in each case commencing immediately after the Company notifies the Holders that they are required, pursuant to Section 5, to suspend offers and sales of Registrable Securities because the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of (and/or the registration of the offer and sale of) the Registrable Securities would be detrimental to the Company and its shareholders and ending on the earlier of (1) the date upon which the material non-public information to which the Blackout Period relates is disclosed to the public or ceases to be material and (2) such time as the Company notifies the Holders that the Company will no longer delay filing of the applicable Prospectus Supplement, recommences taking steps to make the Shelf Registration Statement or any Subsequent Shelf Registration Statement effective or allows sales pursuant to the Shelf Registration Statement or any Subsequent Shelf Registration Statement to resume; provided, however, that the Company shall limit its use of Blackout Periods in the aggregate to no more than sixty (60) Trading Days within any twelve (12) month period.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Shares” means the registered shares, par value 1.16 Swiss francs per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Shares by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other entity, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company.

“Company” has the meaning set forth in the preamble.

“Deferred Consideration Payment Date” has the meaning given such term in the Purchase Agreement.

“Deferred Effectiveness Period” shall have the meaning set forth in Section 4(a).

“Deferred Weatherford Stock Consideration” has the meaning given such term in the Purchase Agreement.

“Effective Date” has the meaning set forth in the preamble.

“Effectiveness Period” shall mean each of the Initial Effectiveness Period and the Deferred Effectiveness Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above-described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Holder” means each Shareholder or any of such Shareholder’s successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from a Shareholder or another Permitted Assignee.

“Initial Effectiveness Period” shall have the meaning set forth in Section 4(a).

“Majority Holders” means at any time Holders of a majority of the Registrable Securities outstanding at such time.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its shareholders or former shareholders (who were shareholders on the Effective Date) in accordance with their interests in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interests in the limited liability company, (d) with respect to any other entity, its equityholders or former equityholders in accordance with their interests in the entity, (e) with respect to an individual person, any Family Member of such person, (f) an entity that is controlled by, controls, or is under common control with a transferor, or (g) a party to this Agreement.

“Prospectus” means the prospectus used in connection with the Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below), including as supplemented by the applicable Prospectus Supplement, all exhibits thereto and all material incorporated by reference therein.

“Prospectus Supplement” means the supplement(s) to the Prospectus required to be filed by the Company pursuant to Section 3.

“Prospectus Supplement Filing Date” means (i) three (3) Trading Days after the Effective Date with respect to the Common Shares set out in Exhibit A and (ii) the Deferred Consideration Payment Date with respect to any Deferred Weatherford Stock Consideration.

“Registrable Securities” means Common Shares delivered, or to be delivered, to each Shareholder pursuant to the terms of the Purchase Agreement, being initially that number of Common Shares set forth opposite each Shareholder’s name on Exhibit A and shall include when issued Common Shares delivered to the applicable Shareholders representing the Deferred Weatherford Stock Consideration; provided, however, that a Registrable Security shall cease to be a Registrable Security upon the earlier of the time (a) the Registrable Security has been sold or disposed of in accordance with the Registration Documents, or (b) such Registrable Security has been, or can be in a single transaction and without restriction, disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act.

“Registration Documents” shall have the meaning set forth in Section 4.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Shareholder” has the meaning set forth in the preamble.

“Shelf Registration Statement” means that currently existing and effective registration statement filed by the Company with the Commission on Form S-3 (Commission file number 333-174485) pursuant to Rule 415(a)(1)(i) under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference therein.

“Subsequent Shelf Registration Statement” shall have the meaning set forth in Section 4(a).

“Trading Day” means a day on which the New York Stock Exchange is open for general trading of securities.

2. Term. This Agreement shall continue in full force and effect until such time as there are no Registrable Securities hereunder, unless terminated sooner as to a particular Holder by agreement of the Company and that applicable Holder.

3. Prospectus Supplements. With respect to the Registrable Securities set out in Exhibit A, as promptly as reasonably practicable after the date hereof, but in any event not later than the applicable Prospectus Supplement Filing Date applicable to such Registrable Securities, the Company shall file with the Commission the applicable Prospectus Supplement, pursuant to Rule 424(b) under the Securities Act, providing for the resale by the Holders of all of such Registrable Securities. With respect to any Deferred Weatherford Stock Consideration, by the applicable Prospectus Supplement Filing Date applicable to such Registrable Securities, the Company shall file with the Commission the applicable Prospectus Supplement, pursuant to Rule 424(b) under the Securities Act, providing for the resale by the Holders of all of such Registrable Securities. Notwithstanding anything in this Section 3 to the contrary, the Company shall not be obligated to effect any such filing pursuant to this Section 3 during any Blackout Period, in which case the applicable Prospectus Supplement Filing Date shall be extended to the third (3rd) Trading Day immediately following the last day of such Blackout Period.

4. Registration Procedures. In the case of the filings to be effected by the Company pursuant to Section 3 hereof, the Company will keep each Holder reasonably advised in writing (which may include e-mail) as to the initiation and completion thereof. At its expense with respect to the Shelf Registration Statement, any Subsequent Shelf Registration Statement, any Prospectus and any Prospectus Supplement filed pursuant to Section 3 (collectively, the “Registration Documents”), the Company will:

(a) (i) (A) in the case of Registrable Securities set out in Exhibit A, use its reasonable best efforts to cause the Shelf Registration Statement pertaining to such Registrable Securities to remain effective under the Securities Act until there are none of such Registrable Securities outstanding (the “Initial Effectiveness Period”) or until the date a Subsequent Shelf Registration Statement covering the applicable Registrable Securities has been declared effective under the Securities Act, and (B) in the case of Registrable Securities representing any Deferred Weatherford Stock Consideration issued under the Purchase Agreement, have a Subsequent Shelf Registration Statement effective on or before the Deferred Consideration Payment Date and use its reasonable best efforts to cause such Subsequent Shelf Registration Statement to remain effective under the Securities Act until there are none of such Registrable Securities outstanding (the “Deferred Effectiveness Period”) or until the date a further Subsequent Shelf Registration Statement covering the applicable Registrable Securities has been declared effective under the Securities Act; (ii) if the Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the applicable Effectiveness Period (other than because all Registrable Securities shall have ceased to be Registrable Securities), notify each Holder of Registrable Securities of such fact and use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event within thirty (30) Trading Days of such cessation of effectiveness, amend the applicable shelf registration statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file with the Commission an additional automatic shelf registration statement pursuant to Rule 415(a)(1)(i) under the Securities Act covering the registration, and sale on a continuous or delayed basis, of all of the Registrable Securities (a “Subsequent Shelf Registration Statement”); and (iii) if a Subsequent Shelf Registration Statement is filed, use its reasonable best efforts both to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing, notifying each Holder of Registrable Securities of the filing and effectiveness of such Subsequent Shelf Registration Statement, and to keep such Subsequent Shelf Registration Statement continuously effective under the Securities Act until the end of the applicable Effectiveness Period; provided that the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement or any Subsequent Shelf Registration Statement effective during the applicable Effectiveness Period if the Company, except as required by applicable law, and subject to Section 5, fails to perform any commercially reasonable action that would result in Holders of Registrable Securities covered by the applicable Prospectus Supplement being able to offer and sell any of such Registrable Securities during that period;

(b) if any of the Registration Documents become subject to review by the Commission, promptly respond to all comments and use reasonable best efforts to diligently pursue resolution of any comments to the satisfaction of the Commission;

(c) (i) use its reasonable best efforts to prepare and file with the Commission such amendments, post-effective amendments and supplements to the Registration Documents, as applicable and as may be reasonably necessary to keep the Shelf Registration Statement or Subsequent Shelf Registration Statement, as applicable, continuously effective during the applicable Effectiveness Period, and notify each Holder of Registrable Securities of when any such amendment or supplement has been determined to be necessary by the Company, has been filed and becomes effective; (ii) use its reasonable best efforts to cause any such amendment or supplement to become effective as soon as practicable; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the applicable Prospectus Supplement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in the Prospectus as further amended;

(d) furnish, without charge, to each Holder of Registrable Securities covered by the applicable Prospectus Supplement (i) a reasonable number of copies of the Shelf Registration Statement or any Subsequent Shelf Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment, post-effective amendment and supplement thereto as such Holder may request, (ii) such number of copies of the Prospectus (including each preliminary prospectus and any other prospectus or any prospectus supplement filed under Rule 424(b) under the Securities Act) as such Holder may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may reasonably request that are necessary to facilitate the disposition of the Registrable Securities owned by such Holder, but only during the applicable Effectiveness Period;

(e) use its reasonable best efforts to register or qualify the Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by the applicable Prospectus Supplement reasonably requests as may be necessary for the marketability of the Registrable Securities and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(f) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company’s attention if as a result of such event any of the Registration Documents contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall use its reasonable best efforts to promptly prepare and furnish to each Holder and, if applicable, file with the Commission under the Securities Act, an amendment, post-effective amendment or supplement, as applicable, to such documents, or prepare and file appropriate reports under the Exchange Act, so that, as thereafter delivered to the purchasers of such Registrable Securities, the Prospectus, as supplemented by the applicable Prospectus Supplement, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except during the pendency of a Blackout Period, in which case no amendment, post-effective amendment or supplement need be furnished or Exchange Act filing made until the termination of the Blackout Period;

(g) comply, and continue to comply during the period that the Registration Documents are effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all Registrable Securities covered by the applicable Prospectus Supplement, and generally make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first full calendar month after the applicable Prospectus Supplement Filing Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(h) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the applicable Prospectus Supplement of the issuance by the Commission of any stop order or other suspension of effectiveness, or any proceedings that propose any stop order or other suspension of effectiveness, of any of the Registration Documents at the earliest possible time;

(i) use its reasonable best efforts to cause all the Registrable Securities covered by the applicable Prospectus Supplement to be listed on the New York Stock Exchange or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

(j) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

(k) cooperate with the Holders of Registrable Securities being offered pursuant to the applicable Prospectus Supplement to issue and deliver to purchasers of any such Registrable Securities, Common Shares not bearing any restrictive legends in such amounts as the Holders may reasonably request and registered in such names as the Holders may request; and

(l) during the applicable Effectiveness Period, refrain from bidding for or purchasing any Common Shares or any right to purchase Common Shares or attempting to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M under the Exchange Act.

5. Suspension of Offers and Sales. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) or 4(h), or of the commencement of a Blackout Period, such Holder shall discontinue and suspend any disposition of Registrable Securities pursuant to the Registration Documents covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(f) hereof, notice that any event described in Section 4(h) has been lifted, or notice of the end of the Blackout Period, as applicable, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the Registration Documents covering such Registrable Securities current at the time of receipt of such notice.

6. Registration Expenses. Except as set forth in Section 7, the Company shall pay all expenses in connection with its performance of and compliance with this Agreement, and any registration of the Registrable Securities, including, without limitation, all registration, filing and stock exchange fees, all printing and related expenses, all fees and expenses of complying with state securities or blue sky laws, and the fees and disbursements of counsel for the Company and of its independent accountants. Except as provided above in this Section 6 and Section 9, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder of Registrable Securities.

7. Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that a Holder may assign its rights under this Agreement without such prior written consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. The Company shall use its reasonable best efforts, upon request of the transferring Holder and its Permitted Assignee (and after receiving such transfer notice, joinder and the information required by this Section 7 and Section 8 as to the Permitted Transferee), file an amendment or supplement to the applicable Prospectus Supplement to provide for the resale of Registrable Securities by such Permitted Assignees and shall bear any and all expenses incurred by the Company in connection with the first two amendments or supplements so requested by each such Holder and its Permitted Transferees; provided that, notwithstanding anything else herein to the contrary, a Holder shall pay any and all expenses incurred by the Company in connection with any subsequent amendments or supplements so requested by each such Holder, including, without limitation, the reasonable fees and disbursements of the Company’s counsel, accountants, and other representatives incurred in connection therein.

8. Information by Holder. The Holder or Holders of Registrable Securities included in any Prospectus Supplement shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request. No Holder of Registrable Securities will be entitled to have such Registrable Securities included in the applicable Prospectus Supplement if such Holder does not furnish the information requested by the Company. Each Holder agrees that the name and address of such Holder as it is to be listed in the Prospectus Supplement relating to Common Shares set out in Exhibit A, and the number of Registrable Securities of such Holder to be included in such Prospectus Supplement, is accurately set forth on Exhibit A attached to this Agreement.

9. Indemnification.

(a) In the event of the offer and sale of Registrable Securities held by Holders under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, each Holder’s directors, officers, partners and equityholders, each other person who participates as an underwriter in the offering or sale of the Registrable Securities, and each other person, if any, who controls or is under common control with each Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any Holder or any such director, officer, partner, equityholder or underwriter or controlling or controlled person may become subject under the Securities Act, the Exchange Act or state securities laws and regulations, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any Subsequent Shelf Registration Statement, the Prospectus (including any preliminary prospectus, final prospectus or summary prospectus), or any amendment, post-effective amendment or supplement thereto, including the applicable Prospectus Supplement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances in which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities laws and regulations, and the Company shall reimburse each Holder, and each such director, officer, partner, equityholder, underwriter and controlling or controlled person, for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement or alleged untrue statement in or omission or alleged omission from the Shelf Registration Statement, any Subsequent Shelf Registration Statement, the Prospectus (including any such preliminary prospectus, final prospectus or summary prospectus), or any amendment, post-effective amendment or supplement thereto, including the applicable Prospectus Supplement, was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of a Holder specifically stating that it is for use in the preparation therefor or (y) such Holder’s failure to comply with the terms of the plan of distribution mechanics described in the applicable prospectus, or (ii) if the person asserting any such loss, claim, damage, liability, expense (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of the most current Prospectus at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of a Holder or underwriter to so provide the most current Prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such Prospectus was corrected in the most current Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder, or any such director, officer, partner, equityholder, underwriter or controlling or controlled person and shall survive the transfer of such shares by a Holder.

(b) As a condition to including any Registrable Securities to be offered by a Holder in the applicable Prospectus Supplement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 9 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and agents, and each other person, if any, who controls or is under common control with the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee, agent, or controlling or controlled person may become subject under the Securities Act, the Exchange Act or state securities laws and regulations, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any Subsequent Shelf Registration Statement, the Prospectus (including any preliminary prospectus, final prospectus or summary prospectus), or any amendment, post-effective amendment or supplement thereto, including the applicable Prospectus Supplement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances in which they were made) not misleading, if such untrue statement or alleged untrue statement in or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation therefor, (ii) any violation or alleged violation of such Holder of the Securities Act, the Exchange Act or any state securities laws and regulations, or (iii) such Holder’s failure to comply with the terms of the plan of distribution mechanics described in the applicable prospectus, and such Holder shall reimburse the Company, and each such director, officer, employee, agent and controlling or controlled person, for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that such indemnity found in this Section 9(b) shall in no event exceed the gross proceeds from any offering received by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent or controlling or controlled person and shall survive the transfer by any Holder of such shares.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 9(a) or (b) hereof (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action or proceeding; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 9(a) or (b) hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(d) In the event that an indemnifying party does not assume or is not permitted to assume the defense of an action pursuant to Section 9(c) or in the case of the expense reimbursement obligation set forth in Section 9(a) and (b), the indemnification required by Section 9(a) and (b) hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages, or liabilities are incurred.

(e) If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (i) as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations; provided, however, that each Holder shall not be liable for any such loss, liability, claim, damage or expense in an amount greater than such Holder received as gross proceeds from the sale of such Holder’s Registrable Securities. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f) Indemnification similar to that specified in the preceding subsections of this Section 9 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

10. Rule 144. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, during the applicable Effectiveness Period, the Company will use its reasonable best efforts (a) to timely file all reports required to be filed by the Company after the date hereof under the Securities Act and the Exchange Act (including the reports pursuant to Section 13(a) or 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and the rules and regulations adopted by the Commission thereunder), (b) if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) such information as is required for the Holders to sell Common Shares under Rule 144, and (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company if not otherwise publicly available on EDGAR, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration, as may be necessary and all to the extent required from time to time to enable the Holders to sell Common Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including causing its attorneys to issue and deliver any appropriate legal opinion required to permit a Holder to sell Common Shares under Rule 144 upon receipt of appropriate documentation relating to such sale.

11. Independent Nature of each Shareholder’s Obligations and Rights. The obligations of each Shareholder under this Agreement are several and not joint with the obligations of any other Shareholder, and each Shareholder shall not be responsible in any way for the performance of the obligations of any other Shareholder under this Agreement. The decision of each Shareholder to acquire Common Shares and enter into this Agreement has been made by each Shareholder independently of any other Shareholder. Nothing contained herein, and no action taken by any Shareholder pursuant hereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Shareholder acknowledges that no other Shareholder has acted as agent for the Shareholder in connection with making its investment in Common Shares and that no other Shareholder will be acting as agent of the Shareholder in connection with monitoring its investment in the Common Shares or enforcing its rights under this Agreement. Each Shareholder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose.

12. Certain Representations of the Company. The Company hereby represents to the Holders that as of the Effective Date:

(a) the Shelf Registration Statement is effective, the Company is not aware of any actions by the Commission to revoke the Shelf Registration Statement, and the Company has not received any written notices from the Commission of any defects or other issues or concerns associated with the Shelf Registration Statement which remain unresolved;

(b) the Company is not aware of any existing set of circumstances that would reasonably be expected to result in the commencement of a Blackout Period within the first fifteen (15) days immediately following the applicable Prospectus Supplement Filing Date relating to Common Shares set out in Exhibit A; and

(c) the Common Shares are listed on the New York Stock Exchange and the Company is not aware of any existing set of circumstances that would reasonably be expected to result in the Common Shares being delisted from such exchange during the term of this Agreement.

13. Miscellaneous.

(a) Governing Law. This Agreement and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas and the United States of America without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of Texas, City of Houston, or in the United States District Court for the Southern District of Texas and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto. In the event the Company merges with, or is otherwise acquired by, a direct or indirect subsidiary of a publicly traded company, the Company shall condition the merger or acquisition on the assumption by such parent or successor company of the Company’s obligations under this Agreement.

(c) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(d) Notices, etc. All notices or other communications under this Agreement shall be in writing and sufficient if delivered by (i) personal delivery, (ii) facsimile transmission, (iii) registered or certified mail, postage pre-paid, return receipt requested, (iv) electronic mail, or (v) courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company:	Weatherford International Ltd. 2000 St. James Place Houston, Texas 77056 Attention: General Counsel Facsimile: (713) 836-5043 Confirm: (713) 836-4000 Email: Legal.M&A@weatherford.com

with a copy (which shall not itself constitute notice) to:	Burness LLP 120 Bothwell Street, Glasgow G2 7JL United Kingdom Attention: Anthony J Byrne Facsimile: +44 (0)141 204 1601 Email: Tony.Byrne@burness.co.uk

If to a Shareholder:	To such Shareholder at the address set forth on Exhibit A

with a copies (which shall not itself constitute notice) to:

Paull & Williamsons LLP

Union Plaza

1 Union Wynd

Aberdeen

AB10 1DQ

Scotland UK

DX AB35

Attention: Ken Gordon

Facsimile: +44 (0)1224 627437

Email: KSGordon@paull-williamsons.co.uk

and

BoyarMiller

4265 San Felipe, Suite 1200

Houston, Texas 77027

Attention: Steven D. Kesten

Facsimile: (713) 552-1758

Email: skesten@boyarmiller.com

or at such other address as any party shall have furnished to the other parties in writing.

(e) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(g) Severability. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions shall not in any way be affected or impaired thereby and shall remain in full force and effect.

(h) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Majority Holders; provided, however, that no such amendment may impair the rights of a Holder without that Holder’s consent nor may such Holder’s obligations hereunder be expanded without such Holder’s consent.

[Signature pages follow.]

IN WITNESS WHEREOF, this Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY:

WEATHERFORD INTERNATIONAL LTD., a Swiss joint-stock corporation

By:	/s/ Joseph C. Henry
Joseph C. Henry
Vice President,
Co-General Counsel and Secretary

Signature Page to Registration Rights Agreement

SHAREHOLDERS: *
Aloysius See Meng Hui

*
Andrew John Elrick

**
Colin Ian Welsh

/s/ Colin Smith
Colin Smith

*
Damien Patton

*
Daniel Purkis

*
David Orr

*
Duncan Meikle

*
Frazer Geddes

/s/ Gilbert Alexander Anderson
Gilbert Alexander Anderson

*
Graeme Alexander Moir

*
Graeme Forbes Coutts

Signature Page to Registration Rights Agreement

*
Iain MacLeod

*
Iain Ainsley Adan

*
Ian Joseph Purkis

*
Joanne MacAngus

*
John McLaughlin

*
John Murray Tough

*
Lee Mercer

*
Paul Michael Day

*
Paul Runge

*
Philip Egleton

*
Robert James Anderson

*
Steve Corbett

*
Steve Reid

*
Stewart Christie

Signature Page to Registration Rights Agreement

*
Stuart Gordon

/s/ Stuart Tait
Stuart Tait

*
Thomas White Doig

**
Wendy Anderson Welsh

*
William Neil Cordiner

*
William Tulloch

*By:	/s/ Stuart Tait
Stuart Tait, as Attorney-in-Fact

**By:	/s/ Kenneth S. Gordon
Kenneth S. Gordon, as Attorney-in-Fact

Signature Page to Registration Rights Agreement

EXHIBIT A

SHAREHOLDER INFORMATION

Name of Shareholder	Address of Shareholder	Number of Registrable Securities
Aloysius See Meng Hui	41 Sycamore Place, Ferryhill, Aberdeen, AB11 7SZ, United Kingdom	1,434

Andrew John Elrick	Pitfour House Stables, Mintlaw, Aberdeenshire, AB42 4JQ, United Kingdom	86,889

Colin Ian Welsh	Silverwood, Dalmuinzie Road, Bieldside, Aberdeen, AB15 9EB, United Kingdom	68,525

Colin Smith	3 Midmar Park, Kingswells, Aberdeen, AB15 8FA, United Kingdom	468,853

Damien Patton	The Lodge, Kennethmont, Aberdeenshire, AB54 5NL, United Kingdom	2,718

Daniel Purkis	10 Whinnyfold, Cruden Bay, Aberdeenshire, AB42 0QH, United Kingdom	318,538

David Orr	169 King Street, Aberdeen, AB24 5AE, United Kingdom	2,701

Duncan Meikle	13 Ashley Gardens, Aberdeen, AB10 6SG, United Kingdom	2,711

Frazer Geddes	Meadowfold Lodge, Kinellar, Aberdeenshire, AB21 0TZ, United Kingdom	9,789

Gilbert Alexander Anderson	8 Pittengullies Circle, Peterculter, Aberdeen, AB14 0QR, United Kingdom	354,622

Graeme Alexander Moir	222 Deeside Gardens, Aberdeen, AB15 7PS, United Kingdom	42,685

Name of Shareholder	Address of Shareholder	Number of Registrable Securities
Graeme Forbes Coutts	Riversview, Banchory, Aberdeenshire, AB31 5HS, United Kingdom	468,831

Iain MacLeod	11 Reisque Avenue, Newmachar, Aberdeenshire, AB21 0PP, United Kingdom	34,415

Iain Ainsley Adan	4 Gordon Terrace, Mannofield, Aberdeen, AB15 7RZ, united kingdom	39,990

Ian Joseph Purkis	Lochaber Croft, Tullynessle, Alford, Aberdeenshire, AB33 8QQ, United Kingdom	39,157

Joanne MacAngus	20 Mitchell Brae, Balmedie, Aberdeenshire, AB23 8PW, United Kingdom	1,469

John McLaughlin	54 Cromwell Road, Aberdeen, AB15 4UB, United Kingdom	30,201

John Murray Tough	49 Wellside Circle, Kingswells, Aberdeen, AB15 8DY, United Kingdom	44,493

Lee Mercer	4 Harthills View, Midmill, Kintore, Aberdeenshire, AB51 0SH, United Kingdom	62,073

Paul Michael Day	60 Polmuir Road, Aberdeen, AB11 7TH, United Kingdom	85,499

Paul Runge	9 Old Mill Place, Friockheim, Angus, DD11 4US, United Kingdom	3,621

Philip Egleton	Highfield, 7 Station Road, Newmachar, Aberdeenshire, AB21 0PW, United Kingdom	2,714

Robert James Anderson	18 Woodlands Terrace, Cults, Aberdeen AB15 9DG, United Kingdom	60,553

Name of Shareholder	Address of Shareholder	Number of Registrable Securities
Steve Corbett	176 Broomhill Road, Aberdeen AB10 6LE, United Kingdom	36,322

Steve Reid	31, Grosvenor Place, Aberdeen, Aberdeenshire, AB25 2RE, United Kingdom	76,514

Stewart Christie	7 Lairds Park, Hatton of Fintray, Aberdeenshire, AB21 0XY, United Kindom	2,713

Stuart Gordon	Corvieken, 16 Greenhall Avenue, Insch, Aberdeenshire, AB52 6HG, United Kingdom	2,685

Stuart Tait	30 Kingswood Avenue, Kingswells, Aberdeen, AB15 8EA, United Kingdom	444,961

Thomas White Doig	Calle 99, 7A/25, Bogota, Colombia, South America	72,419

Wendy Anderson Welsh	Silverwood, Dalmuinzie Road, Bieldside, Aberdeen, AB15 9EB, United Kingdom	57,593

William Neil Cordiner	Upper Beanshill Cottage, Contlaw Road, Milltimber, Aberdeen, AB13 0EJ, United Kingdom	122,086

William Tulloch	Woodlands, Tocher Lane, Banchory, Aberdeenshire, AB31 5RZ, United Kingdom	36,322